UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April 12, 2018 (March 27, 2018)

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the "Amended 8-K") is filed as an amendment to the Current Report on Form 8-K filed by Sound Financial Bancorp, Inc. (the "Company") on March 29, 2018 (the "Original 8-K").  The Company is amending Item 9.01(d) of the Original 8-K to replace the form of Separation Agreement and Release of All Claims (the "Separation Agreement") provided to Matthew Deines, the Bank's Senior Executive Vice President, Chief Financial Officer, principal financial officer and principal accounting officer in connection with his departure from the Company and it wholly owned subsidiary, Sound Community Bank, with the Separation Agreement entered into between the parties.  Accordingly, Exhibit 10.1 filed herewith supersedes in its entirety Exhibit 10.1 previously filed with the Original 8-K.  All other disclosures of the Original 8-K remain unchanged.

This Amended 8-K should be read in conjunction with the Original 8-K and the Company's other filings with the SEC.  Except as stated herein, this Amended 8-K does not reflect events occurring after the filing of the Original 8-K with the SEC on March 29, 2018 and no attempt has been made in this Amended 8-K to modify or update other disclosures as presented in the Original 8-K.

ITEM 9.01.  Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Separation Agreement and Release of All Claims entered into between Matthew P. Deines and Sound Community Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	April 12, 2018	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President and CEO

EXHIBIT INDEX

Exhibit No.          Description

Exhibit 10.1	Separation Agreement and Release of All Claims entered into between Matthew P. Deines and Sound Community Bank

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